Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-4
(Form Type)

SUPERBAC PubCo Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(l)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to Be Paid	Equity	PubCo Class A Ordinary Shares(2)	457(f)(1)	43,068,587	$9.73	(3)	$419,057,352	$0.0000927	$38,846.62
Fees to Be Paid	Equity	PubCo Warrants to purchase PubCo Class A Ordinary Shares(4)	457(f)(1)	11,581,862	$0.20	(5)	$2,316,372	$0.0000927	$214.73
Fees to Be Paid	Equity	PubCo Class A Ordinary Shares issuable upon exercise of PubCo Warrants	457(g)	11,581,862	$11.50	(6)	$133,191,413	$0.0000927	$12,346.84
	Total Offering Amounts				—		$554,565,137	—	$51,408.19
	Total Fees Previously Paid				—		—	—	—
	Total Fee Offsets				—		—	—	—
	Net Fee Due				—		—	—	$51,408.19

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	The number of Class A ordinary shares, par value $0.000001 per share, of SUPERBAC PubCo Holdings Inc. (expected to be renamed SuperBac Corp. upon consummation of the Business Combination (as defined in the proxy statement/prospectus forming part of this Registration Statement)) (“PubCo”) (the “PubCo Class A Ordinary Shares”) to be issued in respect of (i) 21,961,131 Class A ordinary shares, par value $0.0001 per share, of XPAC Acquisition Corp.’s (“XPAC” and “XPAC Class A Ordinary Shares,” respectively) issued and outstanding immediately prior to the Initial Merger Effective Time (as defined in the proxy statement/prospectus forming part of this Registration Statement), which shall convert into an equal number of PubCo Class A Ordinary Shares in connection with the Business Combination, as described in the proxy statement/prospectus forming part of this Registration Statement, (ii) 5,490,283 Class B ordinary shares, par value $0.0001 per share, of XPAC (“XPAC Class B Ordinary Shares”) issued and outstanding immediately prior to the Initial Merger Effective Time held by XPAC’s initial shareholders, which shall convert into an equal number of PubCo Class A Ordinary Shares in connection with the Business Combination, as described in the proxy statement/prospectus forming part of this Registration Statement, and (iii) 15,617,173 PubCo Class A Ordinary Shares, which PubCo estimates is the maximum number of PubCo Class A Ordinary Shares that will be issued to the shareholders of Newco (as defined in the proxy statement/prospectus forming part of this Registration Statement) in connection with the Business Combination, as described in the proxy statement/prospectus forming part of this Registration Statement.

Exhibit 107, Page 1

(3)	Estimated solely for the purpose of calculating the registration fee, based upon the average ($9.73) of the high ($9.73) and low ($9.73) prices of XPAC Class A Ordinary Shares on Nasdaq Capital Market on July 5, 2022 (within five business days prior to the date of the first filing of this Registration Statement).
(4)	Represents (i) 7,320,377 PubCo warrants to purchase one PubCo Class A Ordinary Share that are to be issued in exchange for the 7,320,377 XPAC public warrants to purchase one XPAC Class A Ordinary Share underlying the units that were issued in XPAC’s initial public offering registered on Form S-1 (SEC File No. 333-256097), and (ii) 4,261,485 PubCo warrants to purchase one PubCo Class A Ordinary Share that are to be issued in exchange for the 4,261,485 XPAC private placement warrants to purchase one XPAC Class Ordinary Share that were issued in a private placement transaction consummated in connection with XPAC’s initial public offering, each of which shall convert into an equal number of PubCo warrants in connection with the Business Combination, as described in the proxy statement/prospectus forming part of this Registration Statement.
(5)	Estimated solely for the purpose of calculating the registration fee, based upon the average ($0.20) of the high ($0.25) and low ($0.15) prices of outstanding and unexercised warrants to acquire XPAC Class A Ordinary Shares on Nasdaq Capital Market on July 5, 2022 (within five business days prior to the date of the first filing of this Registration Statement).
(6)	Based on the exercise price of PubCo Warrants ($11.50).

Table 2: Fee Offset Claims and Sources

Not Applicable.

Table 3: Combined Prospectuses

Not Applicable.

Exhibit 107, Page 2